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                                                                    Exhibit 23.5


                         CONSENT OF INDEPENDENT AUDITORS





As independent public accountants, we hereby consent to the incorporation by reference in the Form S-4 in respect of the proposed acquisition of Eos Biotechnology, Inc. by Pharmacopeia Inc. dated October 2, 2001, of our audit report dated June 6, 2001, except for notes 14 and 15 as to which the date is August 9, 2001, with respect to the financial statements of Synomics Limited as of September 30, 2000 and 1999, included in the Form 8-K/A of Pharmacopeia Inc. dated August 13, 2001.



/s/ Arthur Andersen

Arthur Andersen

Cambridge, England


September 28, 2001